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                                                                   EXHIBIT 10.16


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                       OF
                               COMMONWEALTH BANK

                     (As amended effective January 1, 1998)


                             Purpose and Background

                 The purpose of the Commonwealth Bank Supplemental Executive Retirement Plan (formerly the Commonwealth Federal Savings Bank Supplemental Executive Retirement Plan) is to provide those officers of Commonwealth Bank listed in Appendix A attached hereto with supplemental retirement benefits that will assist them in maintaining an accustomed standard of living.

                 The Plan is an unfunded plan maintained for the purpose of providing deferred compensation for selected officers of the Bank, each of whom is a member of a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                 The Plan was originally adopted effective January 1, 1994. In 1997, Commonwealth Bank made the following changes to its tax-qualified benefit programs: (1) adopted the Commonwealth Bank Target Benefit Plan effective January 1, 1997; (2) amended the Commonwealth Bank Voluntary Investment Plan to add matching contributions and profit sharing contributions effective July 1, 1997; and (3) terminated the Commonwealth Bank Pension Plan effective June 1, 1997. Commonwealth Bank wishes to amend the Commonwealth Bank Supplemental Executive Retirement Plan to reflect these changes.

                 Accordingly, Commonwealth Bank hereby adopts the Plan as amended effective January 1, 1998, pursuant to the terms and provisions set forth below:

                                   ARTICLE 1

                                  Definitions

                 For purposes hereof, unless otherwise clearly apparent from the context, the following phrases and terms shall have the indicated meanings:

                 "Accrued Benefit" shall mean a Participant's Target SERP Benefit, multiplied by a factor, no greater than one, the numerator of which is his or her Years of Participation and the denominator of which is 15.

                 "Actuarial Equivalent" or "Actuarially Equivalent" shall mean an amount or a series of payments that, at a given point in time, is determined to have the same or equivalent
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value, at that point in time, as another given amount or another given series of payments, taking into consideration the time value of money, mortality and such other actuarial factors as may be appropriate.

                 "Board" shall mean the Board of Directors of Commonwealth
Bank.

                 "Cause" is defined in Section 6.3 of this Plan.

                 "Change of Control" is defined in Article 10 of this Plan.

                 "Committee" shall mean the administrative committee appointed to manage and administer this Plan in accordance with the provisions of
Article 13.

                 "Company" shall mean Commonwealth Bank and any of its subsidiaries that are selected by the Board to participate in this Plan.

                 "Considered Compensation" shall mean the total of all payments made to a Participant on account of employment with the Company for services rendered, including any amounts of salary that the Participant may from time to time elect to defer under the Company's Voluntary Investment Plan (or any similar successor plan or plans) or under any cafeteria plan (within the meaning of Section 125 of the Internal Revenue Code of 1986, as amended) or any nonqualified deferred compensation plan from time to time maintained by the Company, but excluding:

                          (a)     Payments arising from any stock bonus, stock
option, stock appreciation rights or restricted stock plan;

                          (b)     Contributions to and payments from any
qualified or nonqualified employee benefit plan of the Company (except as provided above); and

                          (c)     Cost of living differentials, and automobile
allowances.

Considered Compensation in a particular period shall include salary payments actually received in that period as well as any amounts of salary that would have been received in that period had payment not been deferred through participation in the Company's Voluntary Investment Plan (or any similar successor plan or plans) or in a cafeteria plan or nonqualified deferred compensation plan of the Company.

                 "Disability" shall mean a condition which qualifies for receipt of disability income payments under the Disability Plan.

                 "Disability Offset Amount" shall mean the sum of the following:





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                          (d)     The annual amount of any disability
income payments received by a Participant or his or her family members under the Social Security Act; and

                          (e)     The  annual amount of disability income
payments received by the Participant under the Disability Plan.

                 "Disability Plan" shall mean the long-term disability plan of the Company, if any, as now or hereafter amended, including any similar successor plan.

                 "Early Retirement Date" shall mean the first day of the month coincident with or next following the date on which the Participant has both attained age 55 and completed at least ten (10) Years of Vesting Service.

                 "Final Average Earnings" shall mean the average of the highest annual Considered Compensation received by a Participant during the five consecutive calendar years out of the current and preceding ten calendar years during which his considered Compensation was the highest. At any point in time, Final Average Earnings shall be computed to the date of determination by taking into account actual Considered Compensation during the current calendar year (without annualization) and the ten preceding calendar years.

                 "Normal Retirement Date" shall mean the first day of the month following the month in which a Participant attains age 65.

                 "Participant" shall mean an executive of the Company designated by the Committee and approved by the Board of Directors of the Company who is a member of a select group of management or highly compensated employees within the meaning of section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.

                 "Pension Plan" shall mean Commonwealth Bank Pension Plan.

                 "Plan" shall mean this Commonwealth Bank Supplemental Executive Retirement Plan.

                 "Plan Year" shall mean the 12-consecutive-month period ending December 31 of each year.

                 "Retirement Offset Amount" shall mean the sum of:

                 (a) the Participant's accrued benefit under the Pension Plan as of June 1, 1997, if any, as listed on Appendix A; and





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                 (b)  the Actuarially Equivalent value of the Participant's vested account balance under the Target Benefit Plan, expressed as an annual benefit payable in the form of a single life annuity beginning at the Participant's Normal Retirement Date; and

                 (c) the Actuarially Equivalent value of the Participant's vested account balance under the Voluntary Investment Plan attributable to matching contributions and profit sharing contributions, expressed as an annual benefit payable in the form of a single life annuity beginning at the Participant's Normal Retirement Date.

                 "Substantial Cause" is defined in Section 10.4 of this Plan.

                 "Target Benefit Plan" shall mean the Commonwealth Bank Target Benefit Plan, as now or hereafter amended.

                 "Target SERP Benefit" shall mean, with respect to a Participant, the amount described in Appendix A.

                 "Trust" shall mean the Deferred Compensation Trust Agreement of Commonwealth Bank.

                 "Vested Amount" shall mean the percentage of a Participant's Accrued Benefit which, subject to Section 6.2, is nonforfeitable. The Vested Amount with respect to a Participant who has completed five Years of Service or who has attained age 65 shall be 100%. Except as otherwise provided in Article 10 (regarding a Change of Control), the Vested Amount of a Participant who has not completed five Years of Service or attained age 65 shall be 0%. If the Participant has attained age 65, the Vested Amount will be 100%.

                 "Voluntary Investment Plan" shall mean the Commonwealth Bank Voluntary Investment plan, as now or hereafter amended.

                 "Years of Participation" shall mean the sum of (1) the Participant's "Years of Participation" as defined in Section 2.3 of the Pension Plan as of June 1, 1997, including years prior to the effective date of this Plan, plus (2) the number of calendar plan years for which the Participant's account under the Target Benefit Plan receives an allocation of a Company contribution under Section 4.2 of the Target Benefit Plan or the Participant's account under the Voluntary Investment Plan receives an allocation of a nonelective contribution under Section 4.3 of the Voluntary Investment Plan; provided, however, that Years of Participation credited during a Participant's Disability shall be determined pursuant to Section 4.3 of this Plan.

                 "Year of Service" shall mean "Year of Vesting Service" as defined in Section 2.3 (or any successor thereto) of the Target Benefit Plan, and shall include years prior to the effective date of this Plan; provided, however, that Years of Service credited during a Participant's Disability shall be determined pursuant to Section 4.3 of this Plan.





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                                   ARTICLE 2

                                 Participation

                 2.1. Participation. Upon nomination by the Board of Directors of the Company and approval by the Committee, an executive of the Company shall become a Participant effective as of the date specified in the nomination document.

                                   ARTICLE 3

                                   Retirement

                 3.1.     Normal Retirement Benefit.  Except as provided in
Section 6.2 upon retirement from the Company at or after his or her Normal Retirement Date, a Participant shall be entitled to receive an annual retirement benefit equal to his or her Accrued Benefit as of the date of retirement reduced by the Retirement Offset Amount.

                 3.2.     Early Retirement Benefit.  Except as provided in
Section 6.2, a Participant who retires on or after his or her Early Retirement Date but prior to his or her Normal Retirement Date shall be entitled to receive an annual benefit commencing on his or her Normal Retirement Date equal to the Vested Amount of his or her Accrued Benefit as of the date of the Participant's retirement, reduced by the Retirement Offset Amount. If, pursuant to Section 3.3, the Participant's benefit commences prior to his or her Normal Retirement Date, the Participant's benefit payable at the earlier date shall be the Actuarial Equivalent of the benefit payable at his or her Normal Retirement Date.

                 3.3. Form and Time of Retirement Payments Pursuant to Articles 3 and 6.

                          (a)     Form of Payment. Unless a Participant elects
an alternate method of payment before his or her separation from service, the automatic form of payment of benefits pursuant to Articles 3 and 6 shall be (i) for a Participant who is unmarried on his benefit commencement date, a single life annuity in an annual amount equal to the annual benefit determined pursuant to Section 3.1, 3.2 or 6.1, as applicable, and (ii) for a Participant who is married on his or her benefit commencement date, a joint and 50% survivor annuity that is the Actuarial Equivalent of the single life annuity that the Participant would have received had he or she been unmarried. A Participant may elect, before his or her separation from service, not to receive his or her benefit in the automatic form, but to have his or her benefit paid in a single cash payment that is the Actuarial Equivalent of the automatic form of benefit otherwise payable to the Participant.

                          (b)     Time of Payment.  Annuity payments shall be
made in equal monthly installments commencing effective as of the first month following retirement or termination. The single cash payment, if elected, shall be paid within 90 days following the





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Participant's separation from service.  Neither annuity payments nor the single cash payment shall be adjusted on account of a Participant's deferral of retirement past his or her Normal Retirement Date, except to the extent such adjustment results from changes in a Participant's Final Average Earnings. The Company may withhold from any payment, any income tax or other amounts as required by law.

                                   ARTICLE 4

                                   Disability

                 4.1. Disability Benefit. If a Participant suffers a Disability after his or her Early Retirement Date but prior to his or her Normal Retirement Date for which he or she receives disability income payments under the Disability Plan, the Participant shall be entitled to receive an annual disability benefit under this Plan equal to 50% of the Participant's Final Average Earnings, as of the date of onset of the Disability, reduced by the Disability Offset Amount.

                 4.2. Form and Duration of Disability Payment. The annual disability benefit under Section 4.1 shall be payable in equal monthly installments commencing with the month in which payments commence under the Disability Plan and continuing until the earliest of the following dates:

                          (a)     The date the Participant returns to active
employment with either the Company or another employer;

                          (b)     The date that disability income payments
cease under the Disability Plan; or

                          (c)     The Participant's Normal Retirement Date or
date of death.

                 4.3. Benefits on Cessation of Disability Payments. After a Participant's disability benefits cease pursuant to Section 4.2, the Participant shall be entitled to benefits under this Plan determined as follows:

                          (a)     If the Participant's disability benefits
cease because the Participant returns to active employment with the Company, or if they cease pursuant to Section 4.2(b) and the Participant returns to active employment with the Company within six (6) months following such cessation, then (i) the Participant shall be credited with Years of Service and Years of Participation for the period during which disability benefits were provided under this Plan; and (ii) the Participant shall thereafter be entitled to receive such benefits, if any, as are available under the other provisions of this Plan.





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                          (b)     If the Participant's disability benefits
cease because the Participant returns to active employment with another employer, or if they cease pursuant to Section 4.2(b) and the Participant does not return to active employment with the Company within six (6) months following such cessation, then (i) the Participant shall, for purposes of this Plan, be considered to have terminated employment as of the date of onset of his or her Disability and shall be credited with no further Years of Service or Years of Participation after that date; and (ii) the Participant shall thereafter be entitled to receive such benefits, if any, as are available under the other provisions of this Plan.

                          (c)     If the Participant's disability benefits
cease because the Participant reaches his or her Normal Retirement Date or dies, then (i) the Participant shall be credited with Years of Service and Years of Participation for the period during which disability benefits were provided under this Plan; and (ii) the Participant shall be entitled to receive the benefit specified in Section 3.1, as if he or she had retired on that date, or the Participant's spouse shall be entitled to receive any death benefit specified in Section 5.1 or 5.2, as the case may be. Such benefit shall be computed as of the Participant's Normal Retirement Date or date of death, as the case may be, based on the Participant's Final Average Earnings as of the date of onset of the Participant's Disability, without reduction for disability benefits paid under this Plan. Such benefit shall be paid at the time and in the annuity form specified in Section 3.3, 5.l or 5.2, as the case may be, except that, in the case of payments pursuant to Section 3.3, if any Disability Offset Amounts continue to be paid following the Participant's Normal Retirement Date, the annuity payments shall be offset by such amounts so long as they continue to be paid.

                 4.4. Disability After Normal Retirement Date. If a Participant suffers a Disability after his or her Normal Retirement Date but prior to actual retirement, the Participant shall be deemed to have retired as of the date of onset of the Disability and shall thereafter be entitled to receive the benefit specified in Section 3.1. Such benefit shall be computed as of the Participant's deemed date of retirement. Such benefit shall be paid at the time and in the annuity form specified in Section 3.3, except that, if any Disability Offset Amounts are paid following the Participant's deemed retirement, the annuity payments shall be offset by such amounts so long as they continue to be paid.

                 4.5. Disability Prior to Early Retirement Date. A Participant who suffers a Disability prior to his or her Early Retirement Date shall not be entitled to receive any disability benefit under this Plan.

                                   ARTICLE 5

                                 Death Benefit

                 5.1. Death After Early Retirement Date. If a Participant dies after his or her Early Retirement Date but before receiving any benefits under Article 3 of this Plan, then, if the Participant has a surviving spouse to whom the Participant was married for at least 12 months





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prior to the Participant's death, such spouse shall be entitled to receive an annual benefit, payable in equal monthly installments for the remainder of his or her life, equal to 50% of the annual retirement benefit that the Participant would have been entitled to receive under Section 3.2 (if the Participant dies prior to his or her Normal Retirement Date) or Section 3.1 (if the Participant dies on or after his or her Normal Retirement Date) if the Participant had retired immediately prior to his or her death and such benefit had been paid pursuant to Section 3.3 in the form of a 50% joint and survivor annuity. If a Participant dies after his or her Early Retirement Date and before receiving any benefits under Article 3 of this Plan, but the Participant does not have a surviving spouse to whom the Participant was married for at least 12 months prior to the Participant's death, no benefit shall be payable under this Plan to any person on account of the death of the Participant.

                 5.2. Death On or Before Early Retirement Date. If a Participant dies on or before his or her Early Retirement Date, but before receiving any benefits under Article 6 of this Plan, then, if the Participant has a surviving spouse to whom the Participant was married for at least 12 months prior to the Participant's death, such spouse shall be entitled to receive an annual benefit, payable in equal monthly installments for the remainder of his or her life, equal to 50% of the annual retirement benefit that the Participant would have been entitled to receive under Section 6.1 if the Participant had separated from service immediately prior to his or her death, retired on his or her Early Retirement Date with an immediate joint and 50% survivor annuity pursuant to Section 3.3, and died on the day after his or her Early Retirement Date. If a Participant dies on or prior to his or her Early Retirement Date and before receiving any benefits under Article 6 of this Plan, but the Participant does not have a surviving spouse to whom the Participant was married for at least 12 months prior to the Participant's death, no benefit shall be payable under this Plan to any person on account of the death of the Participant.

                 5.3. Time of Payment of Death Benefit. Any benefits payable under Article 5 shall be paid to the Participant's spouse commencing at the same time as benefits commence under Section 9.5 (or any successor thereto) of the Target Benefit Plan.

                                   ARTICLE 6

                           Termination of Employment

                 6.1. Termination Prior to Early Retirement Date. Except as provided in Sections 6.2 and 10.2, a Participant who terminates employment with the Company prior to his or her Early Retirement Date for a reason other than death or Disability shall be entitled to receive an annual benefit commencing on his or her Normal Retirement Date equal to the Vested Amount of his or her Accrued Benefit as of the date of termination from employment, reduced by the Retirement Offset Amount. If, pursuant to Section 3.3, the Participant's benefit commences prior to his or her Normal Retirement Date, the Participant's annual benefit shall be the Actuarial Equivalent of his or her annual benefit payable at Normal Retirement Date. The time and form of payment of the annual benefit shall be determined under Section 3.3.





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                 6.2.     Termination With Cause.  If the Company terminates a
Participant's employment with Cause, then, except as expressly provided in
Section 10.2 below, the Participant shall not thereafter be entitled to any benefits under this Plan.

                 6.3. Definition of Cause. As used in this Article 6 and in Section 9.3 below, the term "Cause" shall include, without limitation, significant deficiencies in the Participant's performance, disloyalty, fraud, violation of any federal or state law involving the commission of a crime against the Company, commission of a felony, or commission of a gross misdemeanor which is determined by the Committee, in its sole and absolute discretion, to be of such gravity as to cause significant injury to the Company's business or reputation.

                                   ARTICLE 7

                         Company/Participant Liability

                 7.1. General Assets. Amounts payable to a Participant shall be paid from the general assets of the Company exclusively. However, the Company has established the Trust to which the Company may make contributions in order to provide for the payment of benefits under the Plan.
Notwithstanding the foregoing, Trust assets shall be treated as assets of the Company and shall remain subject to the claims of the general creditors of the Company.

                 7.2. Company's Liability. The Company's liability for the payment of benefits shall be defined only by this Plan.

                 7.3. Limitation of Obligation. Except as expressly provided for in this Plan, the Company shall have no obligation under this Plan to a Participant or his or her spouse, if any.

                 7.4. Participant Cooperation. A Participant must at all times cooperate with the Company and the Committee and furnish all information requested by the Company or the Committee in order to facilitate the determination of benefits or the administration of this Plan. Such cooperation shall include, without limitation, taking a physical or mental examination if so requested by the Company or the Committee. If a Participant fails promptly to cooperate or furnish requested information, the Committee, in its sole and absolute discretion, may withhold benefits from the Participant.

                 7.5. Unsecured General Creditor. A Participant and his or her spouse, if any, shall not have, by reason of this Plan, any legal or equitable rights, claims or interests in any property or assets of the Company nor shall they be beneficiaries of, or have any legal or equitable rights, claims or interest in the life insurance policies or annuities or the proceeds therefrom owned, or which may be acquired, by the Company. Any and all of the Company's assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The





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Company's obligations under this Plan shall be merely those of an unfunded and unsecured promise of the Company to pay money in the future.

                                   ARTICLE 8

                           No Guarantee of Employment

                 8.1. No Guarantee of Employment. Nothing in this Plan shall alter in any manner the employment relationship with a Participant.

                                   ARTICLE 9

                         Plan Amendment and Termination

                 9.1. Amendment. The Company may amend this Plan at any time so long as the rights required to be preserved on termination under
Section 9.2 are not reduced. No amendment of this Plan or waiver of any of the specific provisions of this Plan shall be valid unless made pursuant to a duly executed written document.

                 9.2. Termination. Subject to Article 10, the Company may terminate this Plan at any time, for any reason, as follows:

                          (a)     Termination shall be by notice to the
Committee, which shall notify Participants of the termination. The effective date of the termination shall not be earlier than the first day of the month in which notice is given.

                          (b)     After the effective date of termination, no
further executives shall be selected for participation and no further benefits shall accrue for existing Participants.

                          (c)     In the event of termination, the retirement
benefits of each existing Participant shall be paid at the time and in the amount and form specified under the terms of this Plan as in effect on the day before termination, except that the Participants' respective Accrued Benefits and Vested Amounts shall be based on their Final Average Earnings, Years of Service and Years of Participation as of the effective date of Plan termination. Notwithstanding the foregoing, the Company shall be entitled to provide retirement benefits in any alternative form that is the Actuarial Equivalent of the form in which the retirement benefits were payable under the terms of this Plan in effect before termination.

                          (d)     Unless otherwise expressly provided at the
time of termination of the Plan, no Participant shall be entitled to any benefit under this Plan on account of any Disability that commences following the effective date of Plan termination.





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                                   ARTICLE 10

                               Change of Control

                 10.1. Change of Control. For purposes of this Plan, the term "Change of Control" means:

                          (a)     The acquisition by any person or entity of
the power, directly or indirectly, to exercise a controlling influence over the management or policies of the Company (either alone or pursuant to an arrangement or understanding with one or more other persons or entities), whether through ownership of voting securities, through one or more intermediaries, by contract, or otherwise; or

                          (b)     The acquisition by any person or entity
(either alone or pursuant to an arrangement or understanding with one or more other persons or entities) of the ownership of or power to vote twenty-five percent (25%) or more of the outstanding voting securities of the Company.

                 10.2. Termination of Employment Following a Change of Control. If, during the three-year period following a Change of Control, the employment of a Participant terminates prior to his or her Normal Retirement Date (whether before or after his or her Early Retirement Date), then, except as provided in the last sentence of this Section 10.2, the Participant shall be deemed to have retired under the provisions of this Plan, as of his or her date of termination, and shall be entitled to receive a retirement benefit in an annual amount equal to the Participant's Target SERP Benefit (with the Target SERP Benefit to be determined based on the Final Average Earnings of the Participant as of the date of termination), reduced by the Retirement Offset Amount. Such retirement benefit shall be paid in accordance with the provisions of Section 3.3 of this Plan commencing effective as of the first month following the Participant's termination. No benefits shall be payable under this Section 10.2 if the Participant voluntarily terminates his or her employment (unless such employment has been constructively terminated within the meaning of Section 10.3 and the Participant terminates within six (6) months thereafter following written notice to the Company of the reason for such termination), if the Company terminates the Participant's employment for Substantial Cause, or if the Participant's employment terminates on account of Disability or death.

                 10.3. Constructive Termination of Employment. A Participant's employment shall be deemed to be constructively terminated if:

                          (a)     The Participant's salary is either reduced by
more than ten percent, or not increased for a period of two years, unless the salaries of all other Participants and officers of the Company are reduced in equal proportions or are not increased during the same period;





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                          (b)     The title, duties or responsibilities of the
Participant's job are substantially reduced from those existing prior to the Change of Control;

                          (c)     The Participant's place of employment is
changed by a distance of more than twenty-five miles without such Participant's consent; or

                          (d)     The Participant's salary is reduced by
twenty-five percent or more.

                 10.4. Definition of Substantial Cause. For purposes of this Plan, the Company shall have "Substantial Cause" to terminate the employment of a Participant if such termination is based upon--

                          (a)     The Participant's willful and continuous
failure to substantially perform his or her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed his or her duties; or

                          (b)     The Participant's willfully engaging in gross
misconduct demonstrably injurious to the Company.

                 For purposes of this Section 10.4, no act, or failure to act, on the part of the Participant shall be considered "willful" if done, or omitted to be done, by the participant in good faith and in the reasonable belief that the act or omission was in the best interests of the Company. A Participant shall not be deemed to have been terminated for Substantial Cause unless and until the Participant receives a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4) of the entire membership of the Board called and held for that purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his or her counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Participant was guilty of conduct set forth in clause (a) or (b) above and specifying the particulars thereof.

                                   ARTICLE 11

                         Other Benefits and Agreements

                 11.1. Coordination with Other Benefits. The benefits under this Plan for a Participant and his or her spouse, if any, are in addition to any other benefits available under any other plan or program for employees of the Company. This Plan shall supplement and shall not supersede, modify or amend any other such plan or program.





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                                   ARTICLE 12

                     Restrictions on Alienation of Benefits

                 12.1. Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey, in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof. No part of the amounts payable hereunder shall, prior to actual payment, be subject to any claims of creditors and, in particular, they shall not be subject to attachment, garnishment, seizure or sequestration by any creditor for the payment of any debts, judgments, obligations, alimony or separate maintenance owed by a Participant or his or her spouse, if any.

                                   ARTICLE 13

                             Administration of Plan

                 13.1. Committee Administration. The general administration of this Plan, as well as construction and interpretation hereof, shall be the responsibility of the Committee, the number of members of which shall be designated from time to time by the Board and the members of which shall be appointed from time to time by, and shall serve at the pleasure of, the Board.

                 13.2. Committee Authority. The Committee shall have the exclusive right and authority--

                          (a)     To from time to time establish rules, forms
and procedures for the administration of this Plan;

                          (b)     To interpret this Plan and to correct any
defect, supply any information and reconcile any inconsistency in such manner and to such extent as the Committee, in its sole and absolute discretion, shall deem necessary or advisable to carry out the purpose of this Plan; and

                          (c)     To make all other determinations that the
Committee, in its sole and absolute discretion, shall deem necessary or advisable in connection with the administration of this Plan, including, without limitation, determination of (i) the benefit amounts to which a Participant is entitled (and the appropriate Final Average Earnings,
Retirement Offset Amount, Disability Offset Amount, Years of Service and/or Years of Participation to be used in determining such benefit amounts); (ii) whether Cause or Substantial cause existed for the termination of employment of a Participant; (iii) whether a Participant's employment has been constructively terminated (within the meaning of Section 10.3) and (iv) whether benefits are to be withheld or terminated pursuant to Section 7.4.

                 Subject to the claims procedures set forth in Article 14, all rules, procedures, interpretations and determinations made by the Committee in good faith shall be final, conclusive and binding upon all persons having or claiming to have any right or interest under this Plan.

                 13.3. Committee Indemnity. No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his or her own part, excepting his or her own gross negligence. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, with the exception of expenses and liabilities arising out of his or her own gross negligence.

                                   ARTICLE 14

                               Claims Procedures

                 14.1. Presentation of Claim. Any Participant or the surviving spouse, if any, of a deceased Participant (such Participant or spouse being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from this Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant.

                 14.2. Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time and shall notify the Claimant in writing:

                          (a)     that the Claimant's requested determination
has been made, and that the claim has been allowed in full; or

                          (b)     that the Committee has reached a conclusion
contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant;

                                  (i)      the specific reason(s) for the
denial of the claim, or any part of it;

                                  (ii)     specific reference(s) to pertinent
provisions of this Plan upon which such denial was based;

                                  (iii)    a description of any additional
material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                                  (iv)     an explanation of the claim review
procedure set forth in Section 14.3.

                 14.3. Review of Denied Claim. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after filing of the written request for review, the Claimant (or the Claimant's duly authorized representative):

                          (a)     may review pertinent documents;

                          (b)     may submit written comments or other
documents; and/or

                          (c)     may request a hearing, which request the
Committee, in its sole and absolute discretion, may grant.

                 14.4. Decision on Review. The Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within one hundred twenty (120) days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

                          (a)     specific reasons for the decision;

                          (b)     may submit written comments or other
documents; and/or

                          (c)     such other matters as the Committee deems
relevant.

                 Any decision on review made by the Committee in good faith shall be final, conclusive and binding upon the Claimant, unless the decision is determined to have been arbitrary and capricious.

                                   ARTICLE 15

                                 Grantor Trust

                 15.1. Funding of Trust. The Company may from time to time transfer to the trustee of the Trust such assets as the Committee determines, in its sole and absolute discretion, should be transferred thereto.

                 15.2. Interrelationship of the Plan and the Trust. The provisions of this Plan shall govern the rights of a Participant and his or her spouse to distributions pursuant to this Plan. The provisions of the Trust shall govern the rights of the Company, Participants and their spouses and the creditors of the Company to the assets, if any, transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under this Plan. The Company's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust.

                                   ARTICLE 16

                                 Miscellaneous

                 16.1. Notice. Any notice required or permitted to be given under this Plan by a Participant or a Claimant shall be in writing and shall be hand delivered against receipt, or mailed via registered or certified mail return receipt requested, to:

                                  Board of Directors
                                  Commonwealth Bank
                                  2 West Lafayette Avenue
                                  Norristown, PA  19401

                 Any notice to a Participant or his or her spouse, if any, required or permitted to be given under this Plan by the Committee or the Board shall be in writing and shall be hand delivered to the Participant or spouse, or mailed via registered or certified mail, return receipt requested, to the last known address for the Participant or spouse as shown on the records of the Company.

                 16.2. Successors. This Plan shall be binding upon the Company and its successors and assigns, and upon a Participant, the Participant's spouse, if any, and their permitted assigns, heirs, executors and administrators.

                 16.3. Governing Law. This Plan shall be governed by and construed under the laws of the Commonwealth of Pennsylvania to the extent such laws are not superseded by federal law.

                 16.4. Pronouns. Masculine pronouns wherever used shall include feminine pronouns and the singular shall include the plural.

                 16.5. Headings. The headings of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

                 16.6. Validity. In the event any provision of this Plan shall be illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining provisions hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

                 16.7. Incapacity of Recipient. If any person entitled to a benefit under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such benefit or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

                 IN WITNESS WHEREOF, Commonwealth Bank has caused these presents to be duly executed on this 9th day of Dec, 1997.

                                  COMMONWEALTH BANK


Attest:


/s/ MICHAEL W. HARRINGTON         By: /s/ CHARLES M. JOHNSTON
-------------------------             -----------------------
Assistant Secretary                   Chief Financial Officer

                                   APPENDIX A

                 The Bank has designated the following persons as Participants in its Supplemental Executive Retirement Plan:

                 1. Charles H. Meacham, Chairman and Chief Executive Officer, effective January 1, 1994.

                          Annual Accrued Benefit under Pension Plan:
                          $ 73,061.52

                          Target SERP Benefit: an amount equal to 50% of the Participant's Final Average Earnings.


                 2. Patrick J. Ward, President and Chief Operating Officer, effective January 1, 1998.

                          Annual Accrued Benefit under Pension Plan:
                          $ 6,591.84

                          Target SERP Benefit: the sum of (1), (2) and (3), where

                          (1) is 0.644% of "Average Annual Compensation," as defined in the Target Benefit Plan, up to "Covered Compensation," as defined in the Target Benefit Plan, for a calendar year, multiplied by the Participant's "Years of Projected Service," as defined in the Target Benefit Plan, to the date of his actual retirement, provided that the maximum number of years taken into account shall be limited to 30 years; and

                          (2) is 1.03% of "Average Annual Compensation" in excess of "Covered Compensation" for the calendar year multiplied by the Participant's "Years of Projected Service" to the date of his actual retirement, provided that the maximum number of years taken into account shall be limited to 30 years; and

                          (3) is 0.258% of "Average Annual Compensation" multiplied by the Participant's "Years of Projected Service" to the date of his actual retirement in excess of 30 years;

                          determined without regard to the limitations contained in the Target Benefit Plan and in Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended.